Exhibit 99.1

One Exchange Plaza, New York, NY 1006-3008 Telephone: (212) 425-1144 Fax: (212) 344-1469

LaBranche & Co Inc.
Jeffrey A. McCutcheon
Senior Vice President & Chief Financial Officer
(212) 820-6220

FOR IMMEDIATE RELEASE
FD
Investors: Michael Polyviou / Theresa Kelleher
212-850-5600

LaBranche & Co Inc. Reports First Quarter 2007 Results

NEW YORK, April 24, 2007 – LaBranche & Co Inc. (NYSE: LAB) today reported financial results for the first quarter ended March 31, 2007.

Revenues, net of interest expense, for the first quarter of 2007 were $37.9 million, which included a pre-tax loss of $4.2 million in connection with the decline in fair value of shares of the NYSE Group, Inc. common stock held by the Company (“NYX shares”), compared to revenues, net of interest expense, of $256.5 million for the first quarter of 2006, which included a pre-tax gain of $179.0 million related to the Company’s NYX shares. On an after-tax basis, the Company reported a net loss of $5.6 million, or $0.09 per diluted share, for the 2007 first quarter, compared to net income of $112.3 million, or $1.83 per diluted share, for the 2006 first quarter. Excluding the net gain or loss attributable to the NYX shares in each period, the Company’s net loss for the first quarter of 2007 was $3.2 million, or $0.05 per diluted share, compared to net income of $10.3 million, or $0.17 per diluted share for the first quarter of 2006.

LaBranche & Co Inc. is the parent of LaBranche & Co. LLC, one of the largest Specialists in equity securities listed on the New York and American Stock Exchanges. LaBranche is also the parent of LaBranche Structured Holdings, Inc., whose subsidiaries are specialists and market-makers in options, exchange-traded funds and futures on various exchanges domestically and internationally. Our specialists and market makers are leading liquidity providers, bringing capital and critical expertise to securities markets. Another subsidiary of LaBranche, LaBranche Financial Services, LLC, provides securities execution, clearing and direct-access floor brokerage services to institutional investors.

Certain statements contained in this release, including without limitation, statements containing the words "believes", "intends", "expects", "anticipates", and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of LaBranche and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. LaBranche also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

	Three Months Ended March 31,
	2007	2006(1)
	(unaudited)	(unaudited)
REVENUES:
Net gain on principal transactions	$49,948	$64,965
Commissions and other fees	12,785	20,144
Net (loss) gain on investments	(4,856)	179,556
Stock borrow interest	57,381	26,411
Other interest	6,223	5,176
Other	124	284

Total revenues	121,605	296,536
Interest expense	83,724	40,053

Revenues, net of interest expense	37,881	256,483

EXPENSES:
Employee compensation and related benefits	24,122	34,141
Exchange, clearing and brokerage fees	9,054	10,010
Lease of exchange memberships and trading license fees	682	1,051
Depreciation and amortization of intangibles	3,511	2,982
Other	9,506	10,488

Total expenses	46,875	58,672

(Loss) income before provision for income taxes	(8,994)	197,811

(BENEFIT) PROVISION FOR INCOME TAXES	(3,439)	85,522

Net (loss) income applicable to common stockholders	$(5,555)	$112,289

Weighted average common shares outstanding:
Basic	61,269	60,691
Diluted	61,269	61,296

(Loss) earnings per share:
Basic	$(0.09)	$1.85
Diluted	$(0.09)	$1.83

(1)	Certain of the Company’s March 31, 2006 balances have been reclassified to conform to the presentation in the current period, including (a) netting interest expense (including margin interest expense) against interest income to determine the Company’s net revenues and (b) a new caption, net (loss) gain on investments, was added principally to aggregate the activity from investments of the Company’s restricted and unrestricted NYX shares and other investments not derived from specialist and market-making activities. None of the reclassifications affects the Company’s net income before provision for income taxes or net income applicable to common stockholders, as reported on previous 2006 results.

2

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	March 31, 2007	December 31, 2006 (1)
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$489,687	$557,352
Cash and securities segregated under federal regulations	15,866	7,413
Securities purchased under agreements to resell	65,000	35,000
Receivable from brokers, dealers and clearing organizations	95,901	87,183
Receivable from customers	2,742	2,859
Financial instruments owned, at fair value	4,621,127	3,993,560
Commissions and other fees receivable	448	3,601
Exchange memberships owned, at adjusted cost (market value of $5,232 and $4,411, respectively)	1,315	1,314
Office equipment and leasehold improvements, at cost, less accumulated depreciation and amortization of $14,867 and $13,950, respectively	18,632	18,069
Goodwill and other intangible assets, net	613,438	616,032
Other assets	51,578	52,506

Total assets	$5,975,734	$5,374,889

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Payable to brokers, dealers and clearing organizations	$419,716	$123,346
Payable to customers	10,564	4,816
Financial instruments sold, but not yet purchased, at fair value	3,888,625	3,568,363
Accrued compensation	8,207	12,027
Accounts payable and other accrued expenses	34,051	29,220
Other liabilities	15,296	15,175
Deferred tax liabilities	251,941	256,394
Short term debt	11,001	24,635
Long term debt	459,811	459,811
Subordinated indebtedness	5,700	6,395

Total liabilities	5,104,912	4,500,182

Total stockholders’ equity	870,822	874,707

Total liabilities and stockholders' equity	$5,975,734	$5,374,889

(1)	Certain of the Company’s December 31, 2006 balances have been reclassified to conform to the presentation in the current period, certain non-trading investment assets were reclassed from other assets to financial instruments owned, at fair value. None of these reclassifications affected stockholders’ equity or earnings.

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures Excluding Principal

Investment in NYX, Inc.

(all data in thousands, except per share data)

(unaudited)

In evaluating the Company’s financial performance, management reviews results from operations, excluding non-operating items. Pro-forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for the Company’s core business. Pro-forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

The following is a reconciliation of U.S. GAAP results to pro-forma results for the periods presented:

	Three Months Ended March 31,
	2007			2006
	Amounts as originally reported	Adjustments (1)	Pro forma net operating (loss)	Amounts as originally reported	Adjustments (1)	Pro forma net operating income
Revenues, net of interest expense	$37,881	$4,170	$42,051	$256,483	$(178,981)	$77,502
Total expenses	46,875	—	46,875	58,672	—	58,672

(Loss) income before (benefit) provision for income taxes	(8,994)	4,170	(4,824)	197,811	(178,981)	18,830
(Benefit) provision for income taxes	(3,439)	1,814	(1,625)	85,522	(77,018)	8,504

Net (loss) income applicable to common stockholders	$(5,555)	$2,356	$(3,199)	$112,289	$(101,963)	$10,326

Basic per share	$(0.09)	$0.04	$(0.05)	$1.85	$(1.68)	$0.17
Diluted per share	$(0.09)	$0.04	$(0.05)	$1.83	$(1.66)	$0.17

(1)	Reflects loss or gain in each accounting period, based on the change in fair market value of the Company’s restricted and unrestricted NYX shares at the end of each such period versus the beginning of such period.

LaBranche & Co Inc.

Key Specialist Data

(unaudited)

	Three Months Ended March 31,
	2007	2006
NYSE average daily share volume (millions)	2,027.5	1,833.1
LAB share volume on NYSE (billions)	25.5	25.7
LAB dollar volume on NYSE (billions)	$984.8	$958.1
LAB number of principal trades on the NYSE (millions)	3.9	7.6
LAB principal shares traded on the NYSE (billions)	2.4	5.2
LAB dollar value of principal shares traded on the NYSE (billions)	$95.2	$196.3
LAB NYSE common stock listings	546	561
LAB AMEX common stock listings	89	87
LAB AMEX/PHLX option listings	630	567
ETF listings	96	49